Exhibit 10.44

VITAL LIVING, INC.
5080 North 40th Street
Suite 105
Phoenix, Arizona 85018

Gentlemen:

        This letter shall serve to amend the Stockholders' Agreement ("Agreement"), dated as of August 14, 2003, among Vital Living, Inc., Bradley Edson, Stuart Benson, Donald Hannah, Stephen Morris, SkyePharma PLC and Fifth Avenue Capital, Inc. (capitalized terms used herein that are defined in the Agreement shall have the same meanings herein as in the Agreement).

        For purposes of the Agreement:

  1.
  The term "Founders Group" shall mean Benson and Hannah but will exclude Edson; and

  2.
  The terms "Stockholder" and "Stockholders" shall mean Benson, Hannah, Skye, Fifth Avenue Capital and Morris but will exclude Edson.

  3.
  Section 1.1(b)(i) shall be amended and restated as follows:

    "For so long as the Founders Group shall beneficially own, in the aggregate, at least 65% of the Shares held by them on the date hereof, after the consummation of the Transactions, they shall be entitled to nominate and have elected three (3) directors acceptable to them in their sole discretion (the "Founders Directors")."

Dated as of January 13, 2004

VITAL LIVING, INC.
		By:	/s/ STUART A. BENSON Name: Stuart A. Benson Title: Chief Executive Officer
AGREED:
SKYEPHARMA PLC		FIFTH AVENUE CAPITAL, INC.
By:	/s/ DONALD NICHOLSON Name: Donald Nicholson Title: Finance Director	By:	/s/ STEPHEN MORRIS Name: Stephen Morris Title: President
/s/ BRADLEY EDSON Bradley Edson		/s/ STEPHEN MORRIS Stephen Morris
/s/ STUART BENSON Stuart Benson		/s/ DONALD HANNAH Donald Hannah